Exhibit C(7)

Certain portions of this exhibit have been omitted pursuant to a Confidential Treatment Request filed separately with the Commission pursuant to Exchange Act Rule 24b-2(b). Omissions are indicated by "***" in this exhibit.

Herbalife International, Inc.

Analysis of Round 1 Proposals

February 15, 2002

BARRINGTON ASSOCIATES

INVESTMENT BANKERS

Comparison of Proposals

Private Equity Group	Per Share Price	Time to Merger Agreement	Remaining Due Diligence Issues
***	**$15.00**	**30-45 days**	Confirmatory legal, financial and business diligence; evaluation of the Company's IT plan; evaluation of the tax positions of Japan, Korea and the US subsidiaries; accounting diligence and work paper review with Deloitte and Touche.
***	**$15.00**	**45-60 days**	Legal, accounting, financial, tax, operational and FDA diligence; hire consultant on MLM industry; additional meetings with management; better understand worldwide cash requirements and constraints.
***	**$14.00**	**45 days**	Confirmatory business and legal due diligence on Herbalife by *** and ***; lender due diligence of ***; *** diligence of Herbalife
***	**$15.00-$17.00**	**70-100 days**	Further business due diligence; *** study of Japan and Korea
Golden Gate Capital	**$14.75**	**20 days**	*** survey of distributors; evaluation of distributor payout data and history; further accounting and legal due diligence

Comparison of Financing Proposals

Private Equity Group	Equity Purchase Price	Assumed Debt	Expense Assumptions	Total Uses of Funds	Cash to be used in Transaction	Debt Financing	Proposed Equity Contribution	Required Retained Cash*
***	$512	$12	$15.0 million to cover both sell- and buy-side expenses; $20 million for parachute payments	$559	$100	$0	$459	$75
***	$512	$14	Assumed $10 million to cover both sell- and buy-side expenses; will absorb parachute payments to exiting executives and fees in excess of $10 millon	$536	$100	$305	$131	$86
***	$476	$12	$32.3 million to cover buy-side expenses and parachute payments. Sell-side expenses to be netted against cash.	$520	$107	$264 excluding refinance of *** debt	$150	TBD
***	N/A	N/A	N/A	N/A		N/A	N/A	N/A
Golden Gate Capital	$503	$12	$22.5 million buy-side fees. Sell-side expenses and parachute payments to be netted from cash.	$538	$160	$272	$106	$25
Whitney & Company	$490	$12	$21.5 million to cover both sell- and buy-side expenses; will absorb parachute payments	$524	$147	$265	$112	$47

Notes:

None of the proposals provides for an increase in offer price if cash at closing exceeds minimum required cash specified in the offer letters. Golden Gate's proposal allows payment of parachutes and seller fees only to the extent cash at closing exceeds minimum required amount.

* (***), and Whitney & Co. do not expect normal course shortfalls from retained cash target to result in purchase price reductions; Golden Gate Capital expects to deduct such shortfalls from purchase price. *** did not decide the amount of required retained cash and indicated the need for additional discussions. *** may adjust price if total cash at closing falls below $175 million.

***

Primary Terms

Offer Price / Range:	$15.00
Anticipated Signing:	45-60 days

Key Valuation Considerations

Need to conclusively confirm the availability of sufficient liquid funds.
Willing to absorb seller-related fees and expenses in current purchase price
Willing to absorb all parachute payments in current purchase price
Minimum cash of $175, of which, $100 million will be used to fund transaction;
There may be and adjustment to purchase price if total cash falls below $175 million

Strengths and Weaknesses of Proposal

Strengths

Price
No financing contingency
Dedicated significant legal and accounting resources to due diligence in short period of time
Shortfall from targeted minimum excess cash does not result in automatic price reduction
Proper allowance for parachute payments

Weaknesses

Limited information on financial resources
Short period for evaluating business
Limited acquisition history

Details of Financing

Financing Source(s): N/A

Status of Financing: N/A; Prepared to enter into an agreement without a financing contingency.

Key Terms of Debt: N/A

Sources			Uses		
Excess Cash	$	100.0	Equity Purchase	$	512.4
Senior Term Loan			Refinance Debt	$	11.9
Subordinated Notes			Transaction Expenses (est)	$	35.0
Common Equity	$	459.3	Parachute Payments	$	20.0
Total Sources	$	559.3	**Total Uses**	$	579.3

Analysis of Post-Transaction Cash		
Assumed Retained Cash	$	75.0
Unfunded Revolver	$	-
Total post-transaction Cash	$	75.00

Status of Due Diligence

Accounting KPMG

Legal ***

Due Diligence Items Sent

1. Due Diligence Binder
2. Data Room Box
3. 2001 and 2002 Compensation Schedule (names excluded)
4. Consolidating Legal Entity Format for 1999, 2000, and 2001.
5. December 2001 Volume Point Plan Analysis (summary sales and dist data for each country)
6. Sales data by country (historical data similar to the Volume Point plan)
7. Weekly cash balance schedule for 2001 (consolidated)
8. Monthly cash balance schedule (individual countries)
9. Capex - 2001 detail (should have through 2000 in the binder)
10. Updated share and option counts as of 2/5/02

Areas requiring further due diligence

Further evaluation of the information technology plan
Better understanding of tax positions of Japan, Korea and USA
Accounting due diligence and work paper review with Deloitte & Touche
Confirmatory business due diligence

***

Primary Terms

Offer Price / Range:	$15.00
Anticipated Signing:	45-60 days

Key Valuation Considerations

Significant proposed equity contribution of $131 million

Willing to absorb seller-related fees and expenses in proposed purchase price

Minimum excess cash assumption of $100 million; no proposed price adjustment if cash falls below minimum for justifiable business reasons

Unwilling to pay change of control payments to employees remaining with the Company

Strengths and Weaknesses of Proposal

Strengths

Price
Large proposed equity contribution
Ordinary cash fluctuation below the minimum targeted amount does not result in price reduction
Team leader at *** previously involved in ***, bringing familiarity to the process
Will absorb sell-side expenses

Weaknesses

Limited due diligence
Lenders have not been actively involved in due diligence to date

Details of Financing

Financing Source(s): ***

Status of Financing: Have held "significant conversations". Partner at *** was involved in *** transaction so is familiar with the Company.

Key Terms of Debt: Combination of Senior Debt, Subordinated Notes with bridge facility

Sources			Uses		
Excess Cash	$	100.0	Equity Purchase	$	512.4
Senior Term Loan	$	130.0	Refinance Debt	$	13.9
Subordinated Notes	$	175.0	Transaction Expenses	$	10.0
Common Equity	$	131.3	Cash for Working Capital	$	-
Total Sources	$	536.3	**Total Uses**	$	536.3

Analysis of Post-Transaction Cash		
Net Cash after Transaction (est)	$	86.0
New cash funded to Balance Sheet	$	-
Unfunded Revolver		$25-$50
Total post-transaction Cash		$111-136

Status of Due Diligence

Accounting Partner N/A

Legal Partner N/A

Due Diligence Items Sent

1. Due Diligence Binder
2. Legal Entity Format financial statements for 1999 & 2000
3. Data room
4. Updated share and option counts as of 2/5/02

Areas requiring further due diligence

Legal, accounting and business due diligence
Lender due diligence
Employ MLM consultant
Global cash requirements and constraints

***

Primary Terms

Offer Price / Range:	$14.00
Anticipated Signing:	45-60 days

Key Valuation Considerations

Lowest price among proposals received.

Require minimum cash of a to be determined amount, of which, $107 million will be used to fund the transaction

Assumed $10 million in parachute payments, to the extent total payments exceed that amount the excess will need to come from Herbalife excess cash.

Unwilling to absorb seller fees and expenses.

To the extent excess cash falls below $107, purchase price reduced on a dollar-for-dollar basis

Strengths and Weaknesses of Proposal

Strengths

Significant due diligence and knowledge of the company
Bridge financing mitigates uncertainty surrounding high-yield facility.

Weaknesses

Price
Uncertainty and added complexity in pursuing joint financing of *** and Herbalife
Difficult prior experience
Lenders still need to finalize due diligence

Details of Financing

Financing Source(s): ***

Status of Financing: Indication of interest letter from *** (Senior Debt); "Highly confident" letter from *** (Sub Debt)

Key Terms of Debt: Includes refinance of existing *** debt; combination of senior debt and high-yield notes; *** to bridge high-yield financing.

Sources			Uses		
Excess Cash	$	100.0	Equity Purchase	$	469.3
Senior Term Loan	$	264.2	Refinance Debt	$	312.6
Subordinated Notes	$	300.0	Transaction Expenses	$	32.3
Common Equity	$	150.0	Cash for Working Capital	$	-
Total Sources	$	814.2	**Total Uses**	$	814.2

Analysis of Post-Transaction Cash	
Assumed Retained Cash	TBD
Unfunded Revolver	
Total post-transaction Cash	TBD

Status of Due Diligence

Accounting PriceWaterhouseCoopers

Legal ***

Due Diligence Items Sent

1. Due Diligence Binder
2. Data Room Box
3. Consolidating Legal Entity Format for 1999, 2000, and 2001.
4. December 2001 Volume Point Plan Analysis (summary sales and dist data for each country)
5. Sales data by country (historical data similar to the Volume Point plan)
6. 2001 Severance Detail
7. Weekly cash balance schedule for 2001 (consolidated)
8. Monthly cash balance schedule (individual countries)
9. Capex - 2001 detail (should have through 2000 in the binder)
10. Updated share and option counts as of 2/5/02
11. 1999-2001 Japan and Korea distribution schedule

Areas requiring further due diligence

"Bring-down" due diligence on Herbalife by *** and ***
Confirmatory business due diligence by lenders on ***
Full due diligence on Herbalife by ***

***

Primary Terms	
Offer Price / Range:	$15.00 - $17.00
Anticipated Signing:	N/A

Key Valuation Considerations

Unwilling to consider an acquisition under the currently proposed process. Suggest modified 10-14 week process in order to participate.
Requiring Company-funded consultant study prior to committing to the process.

Strengths and Weaknesses of Proposal

Strengths

Price potential
Industry experience of principals (***)

Weaknesses

Unwilling to consider acquisition under proposed process
Proposed 10-14 week process increases uncertainty of closure
Require Herbalife investment in consultancy project
No lender due diligence to date
Limited sponsor due diligence to date

Details of Financing

Financing Source(s):	***
Status of Financing:	Initial discussions.
Key Terms of Debt:	n/a

Status of Due Diligence

Accounting Partner	N/A
Legal Partner	N/A

Due Diligence Items Sent

1. Information Binder
2. Data Room Box
3. Contribution margin report 2001
4. Dec 2001 VPPA
5. Country sales report
6. Consolidating statements 1999,2000,2001
7. Q301 normalized profitability report
8. Top country historical sales data
9. Updated share and option counts as of 2/5/02

Areas requiring further due diligence

External consultant study of Japan and Korea (funded by Herbalife)
Country-by-country review; analysis of business drivers including distributor retention, product mix and product pricing
Business, accounting and legal due diligence

GOLDEN GATE CAPITAL

One Embarcadero Center Suite 3300
San Francisco, CA 94104

Primary Terms

Offer Price / Range:	$14.75
Anticipated Signing:	20 days

Key Valuation Considerations

Equity commitment of $106 million
Minimum unrestricted cash of $185 million, of which, $160 million will be used to fund transaction.
Unwilling to absorb parachute payments.
Unwilling to absorb seller fees and expenses.
Expect dollar-for-dollar downward price adjustment if available cash, after parachute payments and seller-related expenses, falls below $185 million, or if debt exceeds $11.9 million

Strengths and Weaknesses of Proposal

Strengths

Significant due diligence performed to date
Aggressive timeline to complete diligence and execute definitive document
Bridge facility mitigates risks associated with public bonds
Minimal remaining due diligence required by lenders

Weaknesses

Size of equity contribution
Requirement of outside consultant survey of distributor base
Minimum available cash condition potentially impacts purchase price*
Aggressive use of Herbalife cash to fund transaction

Details of Financing

Financing Source(s): UBS

Status of Financing: Commitment letter from UBS subject to remaining diligence including satisfactory results of distributor survey.

Key Terms of Debt: Combination of senior debt and subordinated notes with bridge financing available.

Sources			Uses		
Excess Cash	$	160.0	Equity Purchase	$	503.4
Senior Term Loan	$	122.0	Refinance Debt	$	11.9
Subordinated Notes	$	150.0	Transaction Expenses	$	22.5
Common Equity	$	105.8			
Total Sources	$	537.8	**Total Uses**	$	537.8

Analysis of Post-Transaction Cash		
Assumed Retained Cash	$	25.0
Unfunded Revolver	$	25.0
Total post-transaction Cash	$	50.0

Status of Due Diligence

Accounting PriceWaterhouseCoopers

Legal Kirkland & Ellis

Due Diligence Items Provided

1. Information Binder (1 to UBS; 1 to PWC; 1 to K&E)
2. November Monthly Operating Report
3. 1999, 2000 and 9/30/01 Normalized Profitability Reports
4. Data Room Box (1 to UBS; 1 to PWC; 1 to K&E)
5. Hedge terms next 10 months
6. Cash flow forecast in Yen and Euro
7. Daily cash balances
8. List of professional fees
9. Tax returns 1998, 1999 & 2000
10. List of STS meeting dates
11. Competitive reports
12. 1998 Volume point plan analysis
13. 2001 Daily sales report
14. 2001 Contribution Margin Report
15. Top 5 Country Sales Data
16. FX contract detail
17. Weekly cash balances
18. December 2001 VPPA
19. 2001 Capex detail
20. Summary of major insurance policies
21. Supply contracts
22. New Product Reports (11/01 and 08/01)
23. Summary of HPLC product line sales
24. Ephedra product and related kit sales data
25. Updated share and option counts as of 2/5/02

Areas requiring further due diligence

*** distributor survey
Further analysis of distributor payout data and history
Completion of accounting and legal diligence

WHITNEY AND COMPANY
177 Broad Street
Stamford, CT 06901

Primary Terms

Offer Price / Range:	$14.50
Anticipated Signing:	45-60 days

Key Valuation Considerations

Minimum unrestricted cash of $194.3 million, of which, $147 million to be used to fund transaction.
Proposed equity contribution of $112 million
Willing to absorb seller-related fees and expenses in current purchase price
Willing to absorb all parachute payments in current purchase price
No adjustment to purchase price if excess cash falls below minimum due to normal course fluctuations

Strengths and Weaknesses of Proposal

Strengths

Significant due diligence performed by sponsor and lenders
Industry experience of principals (Pharmanex)
Will absorb parachute payments
No downward revision in price if minimum cash target is not delivered as a result of legitimate business reasons

Weaknesses

Price
Lenders still need to finalize due diligence

Details of Financing

Financing Source(s): *** (Senior Debt), *** (Senior Debt - backup) , *** (Subordinated Debt)

Status of Financing: Provided "highly confident" letter from ***, provided indication of interest letter for Subordinated Debt from ***. Indicated that *** also provided a "highly confident" letter. Remaining subordinated debt will be provided by

Key Terms of Debt: Combination of Senior Debt from *** and Subordinated debt from *** and

Sources			Uses		
Excess Cash	$	146.6	Equity Purchase	$	490.3
Senior Term Loan	$	175.0	Refinance Debt	$	11.9
Subordinated Notes	$	90.0	Transaction Expenses	$	21.5
Common Equity	$	112.1	Cash for Working Capital	$	-
Total Sources	$	523.7	**Total Uses**	$	523.7

Analysis of Post-Transaction Cash		
Assumed Retained Cash	$	47.0
Unfunded Revolver	$	50.0
Total post-transaction Cash	$	97.0

Status of Due Diligence

Accounting PriceWaterhouseCoopers

Legal Chadbourne & Parke, LLP

Due Diligence Items Sent

1. Due Diligence Binder
2. Stock and Option Ownership Schedules
3. Legal Entity Format statements for 1999 & 2000 and 11/30/01
4. Cash Analysis
5. List of legal entities
6. Entire Data Room Box
7. Updated option schedules as of 12/31/01
8. November Monthly Operating Report
9. Foreign Exchange Contract reports
10. List of Feb STS meeting dates
11. 2000 Direct Selling Report
12. 1999/2000 FX contract detail
13. Country / Product Data
14. Historical Supervisor Productivity analysis reports
15. Expiring inventory report 11/2001
16. Consolidating financials 1999, 2000 & 2001
17. Monthly cash balances by country (to PWC)
18. Daily sales report 2001
19. Quarterly consolidating statements 1999, 2000 & 2001
20. Turnover summary - prepared by TD
21. Daily cash balances for Nov & Dec
22. Schedule of insurance policies
23. Updates option and share counts as of 2/5/02

Areas requiring further due diligence

Confirmatory due diligence on stability of distributor base, revenue and expense projections and ongoing cash requirements
Legal, accounting and systems diligence